Exhibit 99.1
IKON ANNOUNCES SHARE REPURCHASE AUTHORIZATION INCREASES BY $150 MILLION; COMPANY HOLDS ANNUAL MEETING OF SHAREHOLDERS
FOR RELEASE: WEDNESDAY, FEBRUARY 22, 2006
MALVERN, Pa.— IKON Office Solutions (NYSE:IKN), the world’s largest independent channel for document management systems and services, today announced that its Board of Directors has authorized a $150 million increase to its existing March 2004 $250 million share repurchase authorization, resulting in a new authorization of up to $400 million.
As of December 31, 2005, IKON had repurchased approximately $197 million under the March 2004 authorization. The Company will continue to repurchase shares through public or private transactions based upon market conditions and other considerations.
Separately, during the Company’s annual meeting of shareholders held earlier today, IKON’s Chairman and Chief Executive Officer, Matthew J. Espe, reviewed the progress that the Company is making in executing its three strategic objectives of growth, operational leverage and capital structure.
“IKON is focused, energized, and backed by a solid strategy that enables us to leverage our strength as the largest independent channel in our industry to become the preeminent provider of document management solutions and services,” said Espe.
The first strategic priority, growth, focuses on increasing revenue in the core business, geographic expansion in Europe, and expanding related businesses such as IKON Enterprise Services, the Company’s global services organization with about 15,000 employees worldwide.
The Company’s second strategic priority is to increase operational leverage, which involves improving efficiencies across its operations, simplifying its business by eliminating unprofitable and non-strategic businesses, and reducing expenses across the company.

Achieving these growth and operational goals provides the foundation for the Company’s third strategic priority, a balanced capital structure. Today’s announcement of a $150 million increase in the share repurchase authorization is consistent with the Company’s capital structure strategy.
“Our business model is aligned with industry trends, we represent many of the best suppliers in the industry, including Canon, Ricoh, HP and Konica Minolta, and we have a strong recurring revenue mix through our multi-year service contracts,” continued Espe. “Add to that IKON’s diversified customer base, our focus on driving operational efficiency within our operations, and the strength of our management team, and you get a company that is well positioned for profitable growth.”
During today’s shareholders’ meeting, shareholders approved the re-election of 10 members of the Board of Directors, including Espe, Philip E. Cushing, Thomas R. Gibson, Richard A. Jalkut, Arthur E. Johnson, Kurt M. Landgraf, Gerald Luterman, William E. McCracken, William L. Meddaugh and Anthony P. Terracciano. Shareholders also approved the Company’s 2006 Omnibus Equity Compensation Plan and ratified the selection of PricewaterhouseCoopers LLP as IKON’s independent auditor for fiscal year 2006.
Slides from the 2006 Annual Meeting of Shareholders are available on IKON’s website, www.ikon.com, in the Investor Relations section (select Calendar and Presentations).
About IKON
IKON Office Solutions, Inc. (www.ikon.com), the world’s largest independent channel for copier, printer and MFP technologies, delivers integrated document management solutions and systems, enabling customers worldwide to improve document workflow and increase efficiency. IKON integrates best-in-class systems from leading manufacturers, such as Canon, Ricoh, Konica Minolta, EFI and HP, and document management software from companies like Captaris, Kofax and others, to deliver tailored, high-value solutions implemented and supported by its global services organization—IKON Enterprise Services. With fiscal year 2005 revenue of $4.4 billion, IKON has approximately 26,000 employees in 450 locations throughout North America and Western Europe.
This news release includes information that may constitute forward-looking statements within the meaning of the federal securities laws. These forward-looking statements include, but are not limited to, statements relating to our ability to execute strategic initiatives, achieve long-term growth objectives and improve operational efficiency; growth in targeted revenue; and share repurchase activity. Although IKON believes the expectations contained in such forward-looking statements are reasonable, it can give no assurances that such expectations will prove correct. Such forward-looking statements are based upon management’s current plans or expectations and are subject to a number of risks and uncertainties, including, but not limited to: risks and uncertainties relating to conducting operations in a competitive environment and a changing industry; delays, difficulties, management transitions and employment issues associated with consolidation of and/or changes in business operations; risks and uncertainties associated with existing or future vendor relationships; and general economic conditions. Certain additional risks and uncertainties are set forth in IKON’s 2005 Annual Report on Form 10-K, filed with the Securities and Exchange Commission. As a consequence of these and other risks and uncertainties, IKON’s current plans, anticipated actions and future financial condition and results may differ materially from those expressed in any forward-looking statements.
IKON Office Solutions® and IKON: Document Efficiency at Work® are trademarks of IKON Office Solutions West, Inc. All other trademarks are the property of their respective owners.
(FIKN)
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